Exhibit 10.1

Rescission, Termination and Release Agreement

by and among

Sollensys Corp.,

SCARE Holdings, LLC,

Celerit Corporation,

Celerit Solutions Corporation,

CRE Holdings, LLC,

Terry Rothwell

and

Ron Harmon

i

Exhibits

Exhibit A-1	-	Stock Power for Celerit Corporation
Exhibit A-2	-	Stock Power for Celerit Solutions Corporation
Exhibit A-3	-	Stock Power for Sollensys Corp.
Exhibit B-1	-	Rothwell Resignation
Exhibit B-2	-	Beavers Resignation
Exhibit B-3	-	Nolte Resignation
Exhibit C	-	Form of Promissory Note

ii

Rescission, Termination and Release Agreement

Dated as of August 22, 2022

This Rescission, Termination and Release Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Sollensys Corp., a Nevada corporation (“Sollensys”); (ii) SCARE Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Sollensys (“SCARE”); (iii) Celerit Corporation, an Arkansas corporation and a wholly owned subsidiary of Sollensys (“Celerit”); (iv) Celerit Solutions Corporation, an Arkansas corporation and a wholly owned subsidiary of Sollensys (“Celerit Solutions”); (v) Terry Rothwell (“Shareholder”); (vi) Ron Harmon (“Mr. Harmon”); and (vii) CRE Holdings, LLC, an Arkansas limited liability company (“CRE”). Each of Sollensys, SCARE, Celerit, Celerit Solutions, Shareholder, Mr. Harmon and CRE may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, pursuant to the Amended and Restated Merger Agreement dated as of April 7, 2022 (the “Merger Agreement”), by and between S-CC Merger Sub, Inc., an Arkansas corporation and previously a wholly owned subsidiary of Sollensys (“S-CC Merger Sub”), S-Solutions Merger Sub, Inc., an Arkansas corporation and previously a wholly owned subsidiary of Sollensys (“S-Solutions Merger Sub”), and all of the Parties other than Mr. Harmon, the parties undertook certain transactions, including the merger of Celerit with and into S-CC Merger Sub, with Celerit surviving, and the merger of Celerit Solutions with and into S-Solutions Merger Sub, with Celerit Solutions surviving, in which transactions the Shareholder received certain consideration as set forth in the Merger Agreement, and in connection with which the Parties entered into certain other agreements and certain other transactions;

WHEREAS, the Parties now desire to unwind the transactions as set forth in the Merger Agreement and in the other agreements as entered into in connection therewith, and each Party desires to grant a general release to each other Party and certain other persons and entities, as set forth herein, so as to place each of the Parties in the position that they were as of immediately prior to the closing of the transactions as set forth in and as contemplated by the Merger Agreement and the related agreements;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Defined Terms. In addition to the other terms defined herein, for purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b)	“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c)	“Business Day” shall mean any day on which commercial banks are generally open for business in Nevada.

(d)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(e)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(f)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(g)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(h)	“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(i)	“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(j)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(k)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(l)	“Tax” or “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(m)	“Transaction Documents” means this Agreement and any other document, certificate or agreement to be delivered hereunder or in connection with the Transactions.

(n)	“Transactions” means the transactions contemplated in this Agreement.

Section 1.02 Interpretation. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. The Transactions

Section 2.01 Transfer of Celerit and Celerit Solutions; Redemption of Stock.

(a)	The Parties acknowledge and agree that, pursuant to the closing of the transactions as set forth in the Merger Agreement, Sollensys became, and is, the sole shareholder of Celerit and the sole shareholder of Celerit Solutions, with Sollensys holding one share of common stock of Celerit (the “Celerit Share”) and one share of common stock of Celerit Solutions (the “Celerit Solutions Share”). The Parties further acknowledge and agree that, as of the closing of the transactions contemplated in the Merger Agreement, Sollensys issued to Shareholder 4,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Sollensys (the “Shares”).

(b)	Effective as of the Closing Date (as defined below), on the terms and subject to the conditions set forth in this Agreement, and in consideration of the payment of $1.00 from Shareholder to Sollensys, the receipt and sufficiency of which is hereby acknowledged, on the Closing Date, (i) Sollensys shall sell, assign, transfer, convey, and deliver to Shareholder the Celerit Share via execution and delivery of the stock power as attached hereto as Exhibit A-1 (the “Celerit Stock Power”) and Shareholder shall accept and purchase the Celerit Share and (ii) Sollensys shall sell, assign, transfer, convey, and deliver to Shareholder the Celerit Solutions Share via execution and delivery of the stock power as attached hereto as Exhibit A-2 (the “Celerit Solutions Stock Power”), and Shareholder shall accept and purchase the Celerit Solutions Share, and by doing so Sollensys shall be, and hereby is, deemed to have assigned all of Sollensys’ rights, titles and interest in and to the Celerit Share and the Celerit Solutions Share to Shareholder. As of the Closing Date, Sollensys represents and warrants to Shareholder that (i) Sollensys legally and beneficially owns the Celerit Share and the Celerit Solutions Share and no other person or entity has any rights therein or thereto; (ii) that there are no Liens or other encumbrances of any kind on the Celerit Share or the Celerit Solutions Share; (iii) Sollensys has the sole right to dispose of the Celerit Share and the Celerit Solutions Share; and (iv) there are no outstanding options, warrants or other similar agreements with respect to the Celerit Share or the Celerit Solutions Share.

(c)	Effective as of the Closing Date, on the terms and subject to the conditions set forth in this Agreement, and in consideration of the agreements of the Parties herein, Shareholder shall sell, assign, transfer, convey, and deliver to Sollensys, and Sollensys shall accept and purchase, the Shares and any and all rights in the Shares to which Shareholder is entitled, via execution and delivery of the stock power as attached hereto as Exhibit A-3 (the “Sollensys Stock Power”) and by doing so Shareholder shall be deemed to have assigned all of Shareholder’s rights, titles and interest in and to the Shares to Sollensys. The redeemed Shares shall be returned to the status of authorized but unissued shares of Common Stock. As of the Closing Date, Shareholder represents and warrants to Sollensys that (i) Shareholder legally and beneficially owns the Shares and no other person or entity has any rights therein or thereto; (ii) that there are no Liens or other encumbrances of any kind on the Shares; (iii) Shareholder has the sole right to dispose of the Shares; and (iv) there are no outstanding options, warrants or other similar agreements with respect to the Shares.

Section 2.02 Directors and Officers.

(a)	On the Closing Date, Shareholder shall resign or decline appointment, as applicable, as a director and from all positions Shareholder may hold as an officer of Sollensys, pursuant to the resignation as attached hereto as Exhibit B-1 (the “Rothwell Resignation”).

(b)	On the Closing Date, Donald Beavers shall resign or decline appointment, as applicable, as a director and from all positions Donald Beavers may hold as an officer of Celerit and Celerit Solutions, pursuant to the resignation as attached hereto as Exhibit B-2 (the “Beavers Resignation”).

(c)	On the Closing Date, Anthony Nolte shall resign or decline appointment, as applicable, as a director and from all positions Anthony Nolte may hold as an officer of Celerit and Celerit Solutions, pursuant to the resignation as attached hereto as Exhibit B-3 (the “Nolte Resignation”).

Section 2.03 Termination of Agreements.

(a)	The Parties acknowledge and agree that, in connection with the Merger Agreement and the transactions as contemplated therein, Sollensys and Shareholder entered into that certain Executive Employment Agreement, dated as of April 7, 2022 (the “Rothwell Employment Agreement”). On the Closing Date, and by virtue of the occurrence of the Closing (as defined below), the employment of Shareholder by Sollensys and the Rothwell Employment Agreement shall be deemed terminated by the mutual agreement of Sollensys and Shareholder, and the Rothwell Employment Agreement shall be null and void and of no further force or effect, other than as set forth below, provided, however, that the Parties acknowledge and agree that Section 7 of the Rothwell Employment Agreement (Confidentiality) and Section 8 of the Rothwell Employment Agreement (Intellectual Property Rights), and such provisions of the Rothwell Employment Agreement as required to give effect thereto, shall survive such termination and shall remain in full force and effect. Provided, however, this Section 2.03(a) in no way limits or impacts any intellectual property rights of Shareholder, Celerit or Celerit Solutions other than as specifically set forth in the Rothwell Employment Agreement. Shareholder represents and warrants and agrees that Shareholder has been paid all compensation and other payments as required by the Rothwell Employment Agreement, in each case through the Closing Date, and that Shareholder has no additional rights for any additional payments or issuances of any securities of Sollensys or any other form of compensation in connection therewith.

(b)	The Parties acknowledge and agree that, in connection with the Merger Agreement and the transactions as contemplated therein, Sollensys and Mr. Harmon entered into that certain Executive Employment Agreement, dated as of April 7, 2022 (the “Harmon Employment Agreement”). On the Closing Date, and by virtue of the occurrence of the Closing, the employment of Mr. Harmon by Sollensys and the Harmon Employment Agreement shall be deemed terminated by the mutual agreement of Sollensys and Mr. Harmon, and the Harmon Employment Agreement shall be null and void and of no further force or effect, other than as set forth below, provided, however, that the Parties acknowledge and agree that Section 7 of the Harmon Employment Agreement (Confidentiality) and Section 8 of the Harmon Employment Agreement (Intellectual Property Rights), and such provisions of the Harmon Employment Agreement as required to give effect thereto, shall survive such termination and shall remain in full force and effect. Provided, however, this Section 2.03(b) in no way limits or impacts any intellectual property rights of Harmon, Celerit or Celerit Solutions other than as specifically set forth in the Harmon Employment Agreement. Mr. Harmon represents and warrants and agrees that Mr. Harmon has been paid all compensation and other payments as required by the Harmon Employment Agreement, in each case through the Closing Date, and that Mr. Harmon has no additional rights for any additional payments or issuances of any securities of Sollensys or any other form of compensation in connection therewith.

(c)	The Parties acknowledge and agree that, in connection with the Merger Agreement and the transactions as contemplated therein, Sollensys, Shareholder and George Benjamin Rothwell (“Mr. Rothwell”) entered into that certain Rothwell Sollensys Blockchain Archive Server Distributive Data Center Agreement (2 Units), dated as of April 7, 2022 (the “Server Agreement”). On the Closing Date, and by virtue of the occurrence of the Closing, the Server Agreement shall be deemed terminated by the mutual agreement of Sollensys and Shareholder, and the Server Agreement shall be null and void and of no further force or effect. Shareholder represents and warrants and agrees that Shareholder has no additional rights for any additional payments or issuances of any securities of Sollensys or any other form of compensation in connection with the Server Agreement. Sollensys represents and warrants and agrees that Sollensys has no rights to any payments, equipment or services in connection with this Server Agreement.

(d)	The Parties acknowledge and agree that, in connection with the Merger Agreement and the transactions as contemplated therein, Sollensys issued to Shareholder on April 7, 2022, that certain Promissory Note in the principal amount of $2,695,000 (the “Note”). In consideration of the agreements of Sollensys in this Agreement, on the Closing Date, and by virtue of the occurrence of the Closing, the Note shall be deemed null and void ab initio and of no further force or effect, and no amounts are or shall be due or payable pursuant to the Note Shareholder represents and warrants to Sollensys that (i) Shareholder legally and beneficially owns the Note and no other person or entity has any rights therein or thereto; (ii) that there are no Liens or other encumbrances of any kind on the Note; (iii) Shareholder has the sole right to terminate and forgive the Note; and (iv) there are no outstanding options, warrants or other similar agreements with respect to the Note.

(e)	The Parties acknowledge and agree that, in connection with the Merger Agreement and the transactions as contemplated therein, Sollensys and Celerit entered into that certain Banking and Credit Union Services Agreement, dated as of April 7, 2022 (the “Banking Referral agreement”). On the Closing Date, and by virtue of the occurrence of the Closing, the Banking Referral Agreement shall be deemed terminated by the mutual agreement of Sollensys and Celerit, and the Banking Referral Agreement shall be null and void and of no further force or effect. Sollensys represents and warrants and agrees that Sollensys has no additional rights for any additional payments, services or any other form of compensation in connection therewith. Celerit represents and warrants and agrees that Celerit has no additional rights for any additional payments, services or any other form of compensation in connection therewith.

(f)	The Parties acknowledge and agree that, in connection with the Merger Agreement and the transactions as contemplated therein, Sollensys, SCARE, CRE, Shareholder and Mr. Rothwell entered into that certain Real Estate Purchase Agreement, dated on or about March 24, 2022, relating to the sale of real estate property in Pulaski County, Arkansas and the sale of certain personal property related thereto (the “Real Estate Purchase Agreement”). On the Closing Date, and by virtue of the occurrence of the Closing, the Real Estate Purchase Agreement is hereby terminated by the mutual agreement of Sollensys, SCARE, CRE and Shareholder, and the Real Estate Purchase Agreement shall be null and void and of no further force or effect, and Sollensys, SCARE, CRE and Shareholder agree that the transactions as set forth in the Real Estate Purchase Agreement were not consummated and shall not be consummated.

Section 2.04 Return of Celerit Funds. The Parties acknowledge and agree that after the Merger Agreement was closed Sollensys withdrew from Celerit $105,000 on April 8, 2022 and $500,000 on June 1, 2022. On the Closing Date, Sollensys shall execute a Promissory Note payable to Celerit in the amount of $605,000, accruing interest on $605,000 at 7% per annum, and total balance of said note and accrued interest shall be due and payable in full on September 30, 2022, which promissory note shall be in the form as attached hereto as Exhibit C (the “New Note”).

Section 2.05 Closing. The closing of the Transactions (the “Closing”) shall occur on first Business Day following the satisfaction, or waiver by the Party for whose benefit the condition exists, of the conditions to the Closing as set forth in Article V and Article VI, as applicable, or such other date as may be agreed to by the Parties, each in their sole discretion (as applicable, the “Closing Date”) by electronic delivery of this Agreement and the Transaction Documents, including those as set forth in Section 2.06.

Section 2.06 Closing Process and Deliverables.

(a)	At the Closing, Shareholder shall deliver to the Company:

(i)	The Rothwell Resignation, duly executed by Shareholder;

(ii)	The Sollensys Stock Power, duly executed by Shareholder;

(iii)	a certificate of Shareholder, Mr. Harmon and a duly authorized officer of CRE, dated as of the Closing Date, in form and substance satisfactory to Sollensys (A) attaching and certifying a certificate of good standing and legal existence of CRE issued by Secretary of State of the State of Arkansas and dated as of a date no earlier than three Business Days prior to the Closing Date; and (B) certifying that the matters set forth in Section 5.01 are true and correct; and

(iv)	such other documents as Sollensys may reasonably request for the purpose of evidencing the accuracy of any of Shareholder’s, Mr. Harmon’s or CRE’s representations and warranties; evidencing the performance by Shareholder, Mr. Harmon or CRE of, or the compliance by Shareholder, Mr. Harmon or CRE with, any covenant or obligation required to be performed or complied with by Shareholder, Mr. Harmon or CRE; or otherwise facilitating the consummation or performance of any of the Transactions.

(b)	At the Closing, Sollensys shall:

(i)	Deliver to Shareholder the Beavers Resignation, duly executed by Donald Beavers;

(ii)	Deliver to Shareholder the Nolte Resignation, duly executed by Anthony Nolte;

(iii)	Deliver to Shareholder the Celerit Stock Power and the Celerit Solutions Stock Power, each duly executed by an authorized officer of Sollensys;

(iv)	Deliver to Shareholder on behalf of Celerit, the New Note, duly executed by an authorized officer of Sollensys;

(v)	Deliver to Shareholder a certificate of Sollensys, dated as of the Closing Date, in form and substance satisfactory to Shareholder (A) attaching and certifying a certificate of good standing and legal existence of Sollensys issued by Secretary of State of the State of Nevada and dated as of a date no earlier than three Business Days prior to the Closing Date; and (B) certifying that the matters set forth in Section 6.01 are true and correct; and

(vi)	Deliver to Shareholder such other documents as Shareholder may reasonably request for the purpose of evidencing the accuracy of Sollensys’ or SCARE’s representations and warranties; evidencing the performance by Sollensys or SCARE of, or the compliance by Sollensys or SCARE with, any covenant or obligation required to be performed or complied with by Sollensys or SCARE; or otherwise facilitating the consummation or performance of any of the Transactions.

Section 2.07 Additional Closing Events. At and following the Closing, the Parties shall each execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence Transactions.

Article III. Representations and Warranties

In addition to the other representations and warranties as set forth herein, each Party (the “Representing Party”) represents and warrants to each other Party, as of the Effective Date and as of the Closing Date, as follows:

Section 3.01 Organization and Qualification.

(a)	Representing Party is a natural person or is an entity, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and has the power and is duly authorized under all applicable Laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted.

(b)	Representing Party has taken all actions required by law, its respective Articles of Incorporation, Bylaws and other corporate documents and agreements (if such Representing Party is an entity), or otherwise to authorize the execution and delivery of this Agreement.

Section 3.02 Power and Authority. Representing Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions on behalf of itself and no other entity or person.

Section 3.03 Authorization of Agreement; Etc. This Agreement has been duly executed and delivered by the Representing Party and constitutes a valid and binding obligation of Representing Party, enforceable against the Representing Party in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflict. The execution of this Agreement and the consummation of the Transactions (i) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Representing Party is a party or to which any of its assets, properties or operations are subject; (ii) violate any provision of Law, statute, rule, regulation or executive order to which Representing Party is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to Representing Party.

Section 3.05 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Representing Party is a party or to which any of Representing Party’s assets, properties or operations are subject.

Section 3.06 No Brokers. Representing Party has not retained any broker or finder in connection with any of the Transactions, and Representing Party has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Release and Additional Agreements

Section 4.01 Sollensys and SCARE Release. Subject to the terms and conditions herein, effective as of the Closing Date and conditioned on the occurrence thereof, Sollensys and SCARE, for themselves and their respective Affiliates, whether an Affiliate as of the Closing Date or hereafter becoming an Affiliate, and for each of their directors, managers, members, officers, employees, and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Sollensys Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Celerit, Celerit Solutions, Shareholder, Mr. Harmon, CRE and their respective Affiliates (whether an Affiliate as of the Closing Date or later), and each of their directors, managers, officers, employees, and each of their respective predecessors successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities, other than Mr. Rothwell (collectively, the “Celerit Parties”) from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in Law or in equity, known or unknown, that any Sollensys Party may have now or may have in the future, against any of the Celerit Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, and relating to or arising from the Merger Agreement, the Rothwell Employment Agreement, the Harmon Employment Agreement, the Server Agreement, the Note, the Banking Referral Agreement, the Real Estate Purchase Agreement or any of the transactions pursuant to any of the forgoing, but excluding any claims arising out of or obligations of this Agreement or the New Note (collectively, the “Sollensys Released Claims”). Sollensys and SCARE each represent and warrant that no Sollensys Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Sollensys Released Claims released herein are owned by Sollensys or SCARE, who have the sole authority to release them. Each of Sollensys and SCARE agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Sollensys Released Claim which is released and discharged herein.

Section 4.02 Celerit Parties Release. Subject to the terms and conditions herein, effective as of the Closing Date and conditioned on the occurrence thereof, each of Celerit, Celerit Solutions, Shareholder, Mr. Harmon and CRE (the “Celerit Releasing Parties”), for themselves and for the other Celerit Parties, each hereby irrevocably, unconditionally and forever releases, discharges and remises each Sollensys Party, from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in Law or in equity, known or unknown, that any Celerit Party may have now or may have in the future, against any of the Sollensys Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, and relating to or arising from the Merger Agreement, the Rothwell Employment Agreement, the Harmon Employment Agreement, the Server Agreement, the Note, the Banking Referral Agreement, the Real Estate Purchase Agreement or any of the transactions pursuant to any of the forgoing, but excluding any claims arising out of or obligations of this Agreement or the New Note (collectively, the “Celerit Released Claims”). Each Celerit Releasing Party represents and warrants that no Celerit Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Celerit Released Claims released herein are owned, collectively or individually, by the Celerit Releasing Parties, who have the sole authority to release them. Each Celerit Releasing Party agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Celerit Released Claim which is released and discharged herein.

Section 4.03 Waiver. Each of the Parties hereby waives any and all rights which it may have with respect to this Agreement or the subject matter hereof, under the provisions of Section 1542 of the Civil Code of the State of California as now worded and as hereafter amended, which section provides that:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Section 4.04 Acknowledgment. It is understood and agreed by each of the Parties that the facts in respect to which this Agreement is executed may turn out to be other than or different from the facts in the respect now known or believed by each of the Parties to be true; and with such understanding and agreement, each Party expressly accepts and assumes the risk of facts being other than or different from the assumptions and perceptions as of any date prior to and including the date hereof, and agrees that this Agreement shall be in all respects effective and shall not be subject to termination or rescission by reasons of any such difference in facts, and subject to the terms and conditions herein.

Section 4.05 Covenant Not to File a Claim and Indemnification.

(a)	From and following the Closing, and conditioned on the occurrence thereof, Sollensys and SCARE, each on its own behalf and on behalf of the Sollensys Parties, agrees not to file for itself or on behalf of any other Sollensys Party, any claim, charge, complaint, action, or cause of action against any Celerit Party related to the Sollensys Released Claims, and agrees to indemnify and save harmless such Celerit Parties from and against any and all Losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Sollensys Party against any Celerit Party in violation of the terms and conditions of this Agreement. In the event that any Sollensys Party brings a suit against any Celerit Party in violation of this covenant, Sollensys and SCARE agree to pay any and all Losses and costs of the Celerit Parties, including reasonable attorneys’ fees, incurred by such Celerit Parties in challenging such action. Any Celerit Party is an intended third-party beneficiary of this Agreement.

(b)	From and following the Closing, and conditioned on the occurrence thereof, each Celerit Releasing Party, on behalf of itself and on behalf of each of the Celerit Parties, agrees not to file for itself or on behalf of any Celerit Party, any claim, charge, complaint, action, or cause of action against any Sollensys Party related to the Celerit Released Claims, and the Celerit Parties other than Mr. Harmon each further agrees to indemnify and save harmless such Sollensys Parties from and against any and all Losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Celerit Party against any Sollensys Party in violation of the terms and conditions of this Agreement. In the event that any Celerit Party brings a suit against any Sollensys Party in violation of this covenant, the Celerit Releasing Parties other than Mr. Harmon agree to pay any and all Losses and costs of the Sollensys Parties, including reasonable attorneys’ fees, incurred by such Sollensys Parties in challenging such action. Any Sollensys Party is an intended third-party beneficiary of this Agreement.

Section 4.06 Affirmations.

(a)	Sollensys and SCARE each affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Celerit Party in any forum or form and should any such charge or action be filed by any Sollensys Party or by any other person or entity on any Sollensys Party’s behalf involving matters covered by Article IV, Sollensys and SCARE agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Sollensys Party might otherwise have had are now settled.

(b)	Each Celerit Releasing Party affirms that such Celerit Releasing Party has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Sollensys Party in any forum or form and should any such charge or action be filed by any Celerit Party or by any other person or entity on any Celerit Party’s behalf involving matters covered by Article IV, such Celerit Releasing Party agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Celerit Party might otherwise have had are now settled.

(c)	This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties. The Parties acknowledge and agree that there is, and each Party has received from the other, adequate and sufficient consideration for the releases set forth herein by each Party.

Section 4.07 Non-Disparagement. Following the Closing Date, no Party shall make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action, which may, directly or indirectly, disparage any other Party or any of such other Party’s Affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude a Party from making truthful statements that are required by applicable law, regulation or legal process or as required to enforce such Party’s rights hereunder.

Article V. Conditions Precedent to the Obligations of Sollensys Et. Al.

The obligations of Sollensys, SCARE, Celerit and Celerit Solutions to consummate the Closing are subject to the satisfaction, or waiver by Sollensys in its sole discretion, as of and on the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Shareholder, Mr. Harmon and CRE shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality and the representations and warranties as set forth in Section 2.01(c), each of which shall be true and correct in all respects, in each case, as of the Closing Date as if made on such date, and each of Shareholder, Mr. Harmon and CRE shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Shareholder, Mr. Harmon or CRE prior to or at the Closing.

Section 5.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of Transactions, and Sollensys shall have obtained the approval of any governmental authorities as required in order to consummate the Transactions.

Section 5.03 Consents. All consents, approvals, waivers or amendments pursuant to all Contracts, licenses, permits, trademarks and other intangibles in connection with the Transactions, or required for the Closing to occur shall have been obtained.

Section 5.04 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to any Party’s knowledge, threatened against any Party which would prevent the consummation of the Transactions.

Article VI. Conditions Precedent to the Obligations of Shareholder, Et. Al.

The obligations of Shareholder, Mr. Harmon and CRE to consummate the Closing are subject to the satisfaction, or waiver by Shareholder in Shareholders’ sole discretion, as of and on the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Sollensys, SCARE, Celerit and Celerit Solutions shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality and the representations and warranties as set forth in Section 2.01(b), each of which shall be true and correct in all respects, in each case, as of the Closing Date as if made on such date, and each of Sollensys, SCARE, Celerit and Celerit Solutions shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Sollensys, SCARE, Celerit or Celerit Solutions prior to or at the Closing.

Section 6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of Transactions, and Shareholder shall have obtained the approval of any governmental authorities as required in order to consummate the Transactions.

Section 6.03 Consents. All consents, approvals, waivers or amendments pursuant to all Contracts, licenses, permits, trademarks and other intangibles in connection with the Transactions, or required for the Closing to occur shall have been obtained.

Section 6.04 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to any Party’s knowledge, threatened against any Party which would prevent the consummation of the Transactions.

Article VII. Termination

Section 7.01 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

(a)	by mutual written consent of Sollensys and Shareholder;

(b)	by any Party if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by Sollensys:

(i)	If there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Shareholder, Mr. Harmon or CRE set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Shareholder (a “Shareholder Default”); or

(ii)	if the Closing has not occurred on or before August 31, 2022 (the “Outside Date”), provided, however, that if the Closing has not occurred by the Outside Date due to a Sollensys Default (as defined below) having occurred, Sollensys shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(ii);

(d)	by the Shareholder:

(i)	if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Sollensys, SCARE, Celerit and Celerit Solutions set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Sollensys (a “Sollensys Default”); or

(ii)	if the Closing has not occurred on or before the Outside Date, provided, however, that if the Closing has not occurred by such date due to a Shareholder Default having occurred, the Shareholder shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(ii).

Section 7.02 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than this Article VII, Article VIII and Article IX) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that nothing shall relieve any Party from liability for actual damages to the other Parties resulting from a breach of this Agreement by such Party prior to any such termination other than as specifically set forth herein.

Section 7.03 Sollensys Default. If any of Sollensys, SCARE (or, prior to the Closing, Celerit or Celerit Solutions) fails to perform any of its obligations under this Agreement, the Shareholder, Mr. Harmon and CRE shall be entitled to bring an action for specific performance, damages or a combination of specific performance and damages. Other than as specifically set forth herein, no remedy conferred upon Shareholder, Mr. Harmon and CRE is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to Shareholder, Mr. Harmon and CRE in this Agreement will be cumulative and in addition to every other remedy available to Shareholder, Mr. Harmon and CRE under this Agreement and no single or partial exercise of any remedy will preclude any other or further exercise thereof. This provision shall be in addition to the provisions of Article VIII.

Section 7.04 Shareholder Default. If any of Shareholder, Mr. Harmon or CRE (or, following the Closing, Celerit or Celerit Solutions) fails to perform any of their respective obligations under this Agreement, Sollensys, SCARE, Celerit or Celerit Solutions shall be entitled to bring an action for specific performance, damages or a combination of specific performance and damages. Other than as specifically set forth herein, no remedy conferred upon Sollensys, SCARE, Celerit or Celerit Solutions is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to Sollensys, SCARE, Celerit or Celerit Solutions in this Agreement will be cumulative and in addition to every other remedy available to Sollensys, SCARE, Celerit or Celerit Solutions under this Agreement and no single or partial exercise of any remedy will preclude any other or further exercise thereof. This provision shall be in addition to the provisions of Article VIII.

Article VIII. Survival and Indemnification

Section 8.01 Survival.

(a)	Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three (3) years after the Closing Date. Notwithstanding the preceding sentence, any indemnification claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein. Any claim, for indemnification or otherwise, based upon or arising out of the breach or alleged breach of a representation or warranty must be brought before the expiration of the applicable survival period, or it will be deemed waived.

(b)	All covenants and agreements of the Parties contained herein shall survive the Closing for the maximum period permitted by applicable law.

Section 8.02 Indemnification.

(a)	Subject to the provisions of this Article VIII, in the event that the Closing occurs, each Party (the “First Party”) hereby covenants and agrees with the other Parties that the First Party shall indemnify each other Party and its directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns (individually, an “Indemnified Party”), and hold them harmless from, against and in respect of any and all Losses, including reasonable attorneys’ fees, incurred by any Indemnified Party resulting from any misrepresentation, breach of any representation or warranty of the First Party in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by the First Party made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

(b)	In addition to the indemnification obligations as set forth in Section 8.02(a), Shareholder agrees that Shareholder shall indemnify Sollensys and its directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns (individually, a “Sollensys Indemnified Party”), and hold them harmless from, against and in respect of any and all Losses, including reasonable attorneys’ fees and other costs, incurred by any Sollensys Indemnified Party resulting from or arising out of, or as a result of any suit, claim, Action or proceeding commenced by or on behalf of Mr. Rothwell or his employees or Affiliates, or any of their respective Representatives, successors and assigns, relating to, based on or arising from (i) any of the Transactions being completed without the consent of Mr. Rothwell; (ii) any claim or position that the consummation of the Transactions required any approval or consent from Mr. Rothwell; (iii) the Server Agreement or the Real Estate Purchase Agreement, or the termination of the Server Agreement or the Real Estate Purchase Agreement as set forth in Section 2.03(c) and Section 2.03(f), herein, including any claim that such Server Agreement or the Real Estate Purchase Agreement were not validly terminated or remain in effect; or (iv) the Merger Agreement, the Rothwell Employment Agreement, the Harmon Employment Agreement, the Server Agreement, the Note, the Banking Referral Agreement, the Real Estate Purchase Agreement or any of the transactions pursuant to any of the forgoing.

(c)	The Person seeking or entitled to indemnification hereunder, whether pursuant to this Article VIII or otherwise, may be referred to as the “Indemnified Party” and the Party obligated to provide indemnification hereunder, whether pursuant to this Article VIII or otherwise, may be referred to as the “Indemnifying Party”.

Section 8.03 Indemnification Procedures.

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnifying Party has not assumed the defense pursuant to Section 8.03(a), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 8.04 Payments. Subject to the terms and conditions herein, once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII or otherwise pursuant to this Agreement, the Indemnifying Party shall satisfy its indemnification obligations within fifteen (15) Business Days of such agreement or adjudication.

Section 8.05 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation, ) made at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation, and made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Section 8.06 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Article IX. Miscellaneous

Section 9.01 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail with a follow up copy by overnight courier, addressed as follows:

If to Sollensys or to SCARE (or, prior to the Closing, to Celerit or Celerit Solutions):

Sollensys Corp.

Attn: Donald Beavers

2475 Palm Bay Rd. NE, Suite 120

Palm Bay, FL 32905

Email: don@sollensys.com

with a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

If to Shareholder, Mr. Harmon or CRE (or, following the Closing, to Celerit or Celerit Solutions), to:

Celerit Corporation

Attn: Ron Harmon

216 Atkins R.

Little Rock, AR 72211

E-mail: ron.harmon@celerit.com

with a copy, which shall not constitute notice, to:

Wright Lindsey & Jennings LLP

Attn: Cal McCastlain

200 West Capitol Ave., Ste. 2300

Little Rock, Arkansas 72201

Email: cmccastlain@wlj.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

Section 9.02 Dispute Resolution.

(a)	If there is any dispute or controversy relating to this Agreement or any of the Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 9.02.

(b)	The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 9.02.

(c)	Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Each of Sollensys, on the one hand, and the Shareholder, on the other hand, shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to the Parties such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 9.02, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

(d)	The arbitration shall be conducted in Palm Bay, Florida.

Section 9.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of Nevada, without giving effect to principles of conflicts of law thereunder. Subject to Section 9.02, venue for all matters arising hereunder and for enforcement of the arbitrators’ judgment pursuant to Section 9.02 shall be exclusively in the State of Florida and United States Courts located in Brevard County, Florida (the “Selected Courts”) and each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 9.04 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.04.

Section 9.05 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.07 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder (other than the Shareholder), employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 9.08 Expenses and Taxes. Other than as specifically set forth herein, whether or not the Transactions are consummated, each of the Parties will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions. Each Party shall be responsible for any and all Taxes imposed on or payable by such Party as a result of the Transactions.

Section 9.09 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 9.10 Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all Parties hereto.

Section 9.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Sollensys Corp.

By:	/s/ Donald Beavers
Name:	Donald Beavers
Title:	Chief Executive Officer

SCARE Holdings, LLC

By:	/s/ Anthony Nolte
Name:	Anthony Nolte
Title:	Manager

Celerit Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer

Celerit Solutions Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer

CRE Holdings, LLC

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Managing Member

Terry Rothwell

By:	/s/ Terry Rothwell
Name:	Terry Rothwell

Ron Harmon

By:	/s/ Ron Harmon
Name:	Ron Harmon